Exhibit 99.1

Cash America Expects First Quarter Earnings Will Top Estimates

FORT WORTH, Texas--(BUSINESS WIRE)--Cash America International, Inc. (NYSE: CSH) announced today that it expects earnings for the first quarter ended March 31, 2008 will exceed the Company’s previously released guidance and be higher than security analysts’ published estimates. Greater revenue growth and lower than expected loan losses on its cash advance loan product are now forecasted to generate earnings above the guidance levels published in the Company’s January 24, 2008 press release.

Cash America had previously reported in its earnings release for the fourth quarter and full year of 2007 that it expected first quarter 2008 earnings per share to be between 70 cents and 75 cents. The Company’s updated earnings expectation for the first quarter of 2008 is 80 cents to 82 cents per share, up from 63 cents per share in the first quarter of 2007. Cash America will release complete first quarter results on April 24, 2008 before the market opens. The Company will conduct a conference call to discuss its first quarter earnings and management’s revised outlook for future periods at 7:45 a.m. CDT that day. A live web cast of the call will be available on the home page of the Company’s corporate web site (www.cashamerica.com).

Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 942 total locations as of December 31, 2007. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 499 locations in 23 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 304 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered over the Internet to customers in 32 states in the United States and the United Kingdom at http://www.cashnetusa.com and http://www.quickquid.co.uk, respectively. In addition, check cashing services are provided through its 139 franchised and Company-owned “Mr. Payroll” check cashing centers.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.cashnetusa.com
http://www.cashlandloans.com	http://www.quickquid.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the continued acceptance of the online distribution channel by the Company’s cash advance customers, the actions of third parties who offer products and services at the Company’s locations, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's businesses, the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond Company’s control, and the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100